Exhibit 10.1

SECOND AMENDMENT TO

FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP

OF

GLADSTONE COMMERCIAL LIMITED PARTNERSHIP

This SECOND AMENDMENT TO FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP (this “Amendment”) is entered into effective as of this 1st day of February, 2012, by and among GCLP BUSINESS TRUST I, a Massachusetts business trust (the “Original Limited Partner”), GCLP BUSINESS TRUST II, a Massachusetts business trust (the “General Partner”), GLADSTONE COMMERCIAL CORPORATION, a Maryland corporation that is not a Partner of the Partnership, and the Limited Partner(s) set forth or which may, in the future, be set forth on Exhibit A to the Agreement (as defined below), as amended from time to time.

RECITALS

WHEREAS, Gladstone Commercial Limited Partnership (the “Partnership”), was formed as a limited partnership under the laws of the State of Delaware, pursuant to a Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware effective as of May 28, 2003.

WHEREAS, pursuant to Article 11 of the First Amended and Restated Agreement of Limited Partnership (the “Agreement”), the General Partner desires to amend the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, of mutual covenants between the parties hereto, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree to amend the Agreement as follows:

1. Definitions. Unless otherwise defined herein, all terms defined in the Agreement have the same meaning when used herein.

2. Amendments to Agreement.

2.1 Article 4.2(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(i) General. The General Partner is hereby authorized to cause the Partnership to issue additional Partnership Interests in the form of Partnership Units for any Partnership purpose, at any time or from time to time, to the Partners (including the General Partner) or to other Persons for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the approval of any Limited Partners. Any additional Partnership Interests issued thereby may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partnership Interests, all as shall be determined by the General Partner in its sole and absolute discretion and without the approval of any Limited Partner, subject to Delaware law, including, without limitation, (A) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (B) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (C) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided, however, that no additional Partnership Interests shall be issued to the General Partner or the Original Limited Partner unless:

(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares, REIT Senior Common Shares, or REIT Preferred Shares by Gladstone Commercial Corporation, and Gladstone Commercial Corporation shall make a capital contribution to the General Partner and/or the Original Limited Partner, and the General Partner, on its own or with the Original Limited Partner, shall make a Capital Contribution to the Partnership in an amount equal to the aggregate proceeds raised in connection with the issuance of such REIT Shares, REIT Senior Common Shares, or REIT Preferred Shares, as the case may be, of Gladstone Commercial Corporation;

(2) the additional Partnership Interests are issued in exchange for property or other assets owned by the General Partner or Original Limited Partner with a fair market value, as determined by the General Partner, in good faith, equal to the value of the Partnership Interests; or

(3) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units for less than fair market value, so long as the General Partner concludes in good faith that such issuance is in the best interests of the General Partner and the Partnership.

With the exception of Common Units, any Partnership Interests issued in accordance with Section 4.2(a)(i)(1) hereof shall be designated and described in a schedule that shall automatically be attached to this Agreement. Attached hereto as Schedule 4.2(a)(1) is the Designation of 7.75% Series A Cumulative Redeemable Preferred Units. Attached hereto as Schedule 4.2(a)(2) is the Designation of 7.50% Series B Cumulative Redeemable Preferred Units. Attached hereto as Schedule 4.2(a)(3) is the Designation of Senior Common Units. Attached hereto as Schedule 4.2(a)(4) is the Designation of 7.125% Series C Cumulative Term Preferred Units.”

3. Except as set forth herein, all of the terms and conditions of the Agreement shall continue in full force and effect following the execution of this Amendment.

4. This Amendment may be executed in any number of original or facsimile counterparts and, when so executed, all of such counterparts shall constitute a single instrument binding upon all parties hereto notwithstanding that all parties are not signatory to the original or facsimile or to the same counterpart.

5. This Amendment shall be effective upon the execution hereof by the General Partner.

6. In the event any provision of this Amendment is determined to be invalid or unenforceable, such provision shall be deemed severed from the remainder of this Amendment and replaced with a valid and enforceable provision as similar in intent as reasonably possible to the provision so severed, and shall not cause the invalidity or unenforceability of the remainder of this Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunder affixed their signatures to this Amendment to First Amended and Restated Agreement of Limited Partnership of Gladstone Commercial Limited Partnership as of the 1st day of February, 2012.

GENERAL PARTNER:

GCLP Business Trust II

By:	/s/ David Gladstone
Name:	David Gladstone
Title	Trustee

By:	/s/ Danielle Jones
Name:	Danielle Jones
Title	Trustee

By:	/s/ George Stelljes, III
Name:	George Stelljes, III
Title	Trustee

ORIGINAL LIMITED PARTNER:

GCLP Business Trust I

By:	/s/ David Gladstone
Name:	David Gladstone
Title	Trustee

By:	/s/ Danielle Jones
Name:	Danielle Jones
Title	Trustee

By:	/s/ George Stelljes, III
Name:	George Stelljes, III
Title	Trustee

GLADSTONE COMMERCIAL CORPORATION

Gladstone Commercial Corporation

By:	/s/ David Gladstone
Name:	David Gladstone
Title	Chairman and Chief Executive Officer

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